                                                                 Exhibit 10.2





                          PREFERRED STOCK PURCHASE AGREEMENT

                                   by and between

                                   DENTALCO, INC.

                                        and

                           GROTECH PARTNERS IV, L.P., and

                              MERCHANT PARTNERS, L.P.


                             Dated as of July 18, 1995

    THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of July 18, 1995 by and between DENTALCO, INC., a Maryland corporation (formerly known as Mid-Atlantic Dental Associates, P.A., the "Company"), and GROTECH PARTNERS IV, L.P., a Delaware limited partnership ("Grotech"), and MERCHANT PARTNERS, L.P., a Delaware limited partnership ("Merchant") (Grotech and Merchant are sometimes hereinafter called, collectively, the "Purchasers" and individually, a "Purchaser").

    WHEREAS, the Company wishes to issue and sell to the Purchasers 40,154 shares (the "Shares") of its authorized but unissued preferred stock designated 8% Class A Cumulative Convertible Preferred Stock, $.0001 par value per share (the "Preferred Stock"); and

    WHEREAS, the Purchasers, severally, wish to purchase that number of the Shares on the terms and subject to the conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                      ARTICLE I

                             PURCHASE OF PREFERRED STOCK

    SECTION 1.01. Agreement to Sell and Purchase the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser the number of Shares, and at the purchase price per share, set forth opposite the Purchaser's name in Schedule I hereto under the headings "Number of Shares" and "Price Per Share," respectively. Each Purchaser, severally and not jointly, agrees to purchase from the Company, upon and subject to the terms and conditions hereinafter set forth, the number of Shares, and at the purchase price per share, set forth opposite the Purchaser's name in Schedule I hereto under the headings "Number of Shares" and "Price Per Share," respectively. The closing of the sale of Shares contemplated by this Section 1.01 is referred to herein as the "Closing."

     SECTION 1.02. Closing. (a) The Closing shall take place at the offices of Miles & Stockbridge, 10 Light Street, Baltimore, Maryland 21202, at 10:00 a.m. on July 18, 1995, or at such other location, date and time as may be agreed to by the Purchasers and the Company.

         (b) At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate in definitive form, registered in the name of such Purchaser, representing the Shares being purchased by it at the Closing. At the Closing, the Purchasers shall deliver to the Company payment of the full purchase price of the Shares being purchased in the amount per share set forth on Schedule I by wire transfer of immediately available funds in accordance with the written wire transfer instructions provided by the Company to each Purchaser.


                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers that, as of the date of this Agreement, except as set forth in the Disclosure Schedule attached hereto as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply) ("Schedule II"):

     SECTION 2.01. Organization, Qualifications and Corporate Power and
Business.

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Stockholders' Agreement of even date herewith (the "Stockholders' Agreement") by and among the Company, the Purchasers and all other stockholders of the Company, in the form substantially as attached hereto as Exhibit A, to issue, sell and deliver the Shares and to issue and deliver the shares of its common stock, $par value $0.0001 per share (the "Common Stock"), issuable upon conversion of the Shares (the "Conversion Shares").

         (b) "Subsidiary" means any entity (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or (ii) other ownership interests of which ordinarily constituting a majority voting interest, are at the time directly or indirectly owned or controlled by the Company or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries. The Company has no Subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise, and the Company does not control, directly or indirectly, any other entity. Each Subsidiary of the Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for the failure to so qualify could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         (c) The Company and each of its Subsidiaries is engaged principally in the business of managing and controlling organizations whose principal business is delivering multi-specialty dental services through managed care contracts and fee for service.

     SECTION 2.02. Authorization of Agreements, Etc.

         (a) The execution and delivery by the Company of this Agreement and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder and the issuance, sale and delivery of the Shares and the issuance, sale and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of applicable corporate or securities laws, any order of any court or other agency of government, the Articles of Incorporation of the Company, as amended or supplemented (the "Charter"), or the bylaws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default which would allow the other party to accelerate the obligations of the Company due to it or otherwise exercise rights against the Company under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         (b) The Shares, if and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth herein or in the Stockholders' Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Shares and, if and when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth herein and in the Stockholders' Agreement. Neither the issuance, sale or delivery of the Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person, except as herein provided or as provided in the Stockholders'
Agreement.

     SECTION 2.03. Validity. This Agreement and the Stockholders' Agreement have been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery by the other parties thereto, each constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and equitable remedies, and to the extent that the indemnification provisions contained in the Stockholders' Agreement may be limited by applicable Federal or state securities laws.

     SECTION 2.04. Authorized Capital Stock. (a) The authorized capital stock of the Company consists of (i) 200,000 shares of Common Stock, (ii) 47,068 shares of Class B Convertible Preferred Stock, par value $0.0001 per share, and
(iii) 40,154 shares of the Preferred Stock. The stockholders of record of the Company and the number of shares of capital stock held by each are set forth in the attached Schedule III, all of which shares are validly issued and outstanding, and, except as contemplated by this Agreement and the Stockholders' Agreement, there are no subscriptions, warrants, options, convertible securities or other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company. Except for the Conversion Shares, no shares of Common Stock or other capital stock of the Company are reserved for possible future issuance. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Preferred Stock are as set forth in the Charter, a copy of which is attached hereto as Exhibit B, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and equitable remedies. Except pursuant to the terms of this Agreement and the Stockholders' Agreement, there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, in the Stockholders' Agreement or herein, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided for in the Charter, in the Stockholders' Agreement or as provided herein, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

         (b) The authorized capital stock of DentalCo Management Services of Maryland, Inc. consists of 5,000 shares of common stock, of which 100 shares are issued and outstanding, and of which 100% are owned by the Company. The authorized capital stock of HealthMaster, Inc. consists of 100,000 shares of common stock, of which 1,000 shares are issued and outstanding, and of which 900 shares are owned by the Company and 100 shares are owned by the University of Maryland Business School. There are no subscriptions, warrants, options, convertible securities or other rights (contingent or other) to purchase or otherwise acquire equity securities of any Subsidiary of the Company and no shares of capital stock of a Subsidiary are reserved for possible future issuance. There is no commitment by a Subsidiary of the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. No Subsidiary of the Company has any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of a Subsidiary of the Company (whether or not such Subsidiary is a party thereto). All outstanding securities of any Subsidiary or issued in compliance with applicable federal and state securities laws.

     SECTION 2.05. Financial Statements and Projections. (a) "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         (b) (i) The Company has furnished to the Purchasers an internally prepared unaudited balance sheet as at April 30, 1995 (the "1995 Balance Sheet") of Mid-Atlantic Dental Associates, P.A. ("MADA") after giving effect to the reorganization with Periodontal Associates, P.A. ("PA") as of October 1, 1994. The 1995 Balance Sheet has been prepared in accordance with GAAP applicable to financial statements which omit complete footnotes and schedules, and fairly presents the financial position of the Company as at such date (subject to immaterial year end adjustments).

              (ii) The Company has furnished to the Purchasers the Unaudited Financial Statements Cash Basis of Periodontal Associates, P.A. ("PA") for the years ended September 30, 1993 and September 30, 1992 compiled by Walpert, Smullen & Blumenthal, P.A. (the "PA Financial Statements"), which include the Accountants' Compilation Report, Statement of Assets and Liabilities, Statement of Revenue and Expenses and Retained Earnings, Statement of Cash Flows, Notes to Financial Statements and Schedule of Operating Expenses. The Company has furnished to the Purchasers the Unaudited Financial Statements Cash Basis of Mid-Atlantic Dental Associates, P.A. ("MADA") for the years ended October 31, 1994, October 31, 1993 and October 31, 1992 compiled by Walpert, Smullen & Blumenthal, P.A. (the "MADA Financial Statements"), which include the Accountants' Compilation Report, Statement of Assets, Liabilities and Stockholders' Equity/(Deficiency) - Cash Basis, Statement of Revenue and Expenses and (Deficit) - Cash Basis, Statement of Cash Flows - Cash Basis, Notes to Financial Statements, Schedule of Operating Expenses - Cash Basis. For the year ended October 31, 1994, the MADA Financial Statements include the operating results for the month of October 1994 and the assets, liabilities and stockholders' equity of PA, after giving effect to the reorganization which transferred all the assets, liabilities and stockholders' equity of PA, effective October 1, 1994, to MADA. The PA Financial Statements and the MADA Financial Statements have been compiled in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and were prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than GAAP. The PA Financial Statements and the MADA Financial Statements fairly present the financial positions of PA and MADA, respectively, as at such dates and the results of their respective operations for the periods then ended. PA's and MADA's federal and state income tax returns have not been audited in more than ten years.

              (iii) The Company has furnished to the Purchaser an unaudited pro forma balance sheet of the Company which has been prepared to display the recapitalization of the Company pursuant to the Charter and the issuance to the Purchasers of the Shares in accordance with this Agreement, as if such events occurred as of December 31, 1994 (the "Pro Forma Balance Sheet"), a copy of which is attached hereto as Exhibit C.

              (iv) The Company has furnished to the Purchasers Federal Income Tax Returns for PA for each of the four years ended September 30, 1991, 1992, 1993 and 1994 and for MADA for the three years ended October 31, 1991, 1992 and 1993, all of which were prepared and filed on a cash basis.

              (v) The Financial Statements include the accounts of Cross Keys Dental Center which, for financial statement and income tax reporting purposes, is treated as an MADA dental location. The Company is negotiating the terms of the acquisition of this practice from Dr. Makowske.

         (c) Neither the Company nor any Subsidiary has any material liability or obligation, absolute or contingent (individually or in the aggregate), including, without limiting the generality of the foregoing, any tax liabilities due or to become due, not reflected in the Pro Forma Balance Sheet, except obligations and liabilities incurred after the date of the Pro Forma Balance Sheet in the ordinary course of business that are not individually or in the aggregate material and that would not be required to be reflected in financial statements prepared in accordance with GAAP.

         (d) The Company's financial projections provided to the Purchasers (the "Projections") dated January 25, 1995 that excluded any proposed transaction with Principal Financial Group were developed by management of the Company and based upon assumptions which the Company believes to be reasonable. The contemplated transaction between the Company and Principal Financial Group has not been completed and, therefore, the financial projections that include Principal Financial Group should not be relied upon.

     SECTION 2.06. Events Subsequent to the Date of the Pro Forma Balance
Sheet. Except for matters set forth herein or in the Stockholders' Agreement, all of which are fully and accurately displayed in all material respects in the Pro Forma Balance Sheet, and except for other matters set forth in the Pro Forma Balance Sheet, since December 31, 1994 neither the Company nor any Subsidiary has (i) issued any stock, bond or other corporate security or partnership interest, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business,
(iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Pro Forma Balance Sheet and current liabilities incurred since December 31, 1994 in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any material change in officer compensation, (x) made any material change in the manner of business or operations, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing or (xiii) engaged in any transaction with any director, officer, employee, stockholder, or partner of the Company.

     SECTION 2.07. Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or any Subsidiary pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary, and, to the Company's knowledge, there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it or any Subsidiary is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations properties or affairs. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon the Company or any Subsidiary of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company or any Subsidiary pending or threatened against others. The Company and each Subsidiary has complied in all material respects with all laws, rules, regulations and orders which are material and applicable to its business, operations, properties, assets, products and services, and the Company and each Subsidiary has all necessary permits, licenses and other authorizations, including environmental, required to conduct its business as conducted and as proposed to be conducted in all material respects. To the best of the Company's knowledge, there is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely affect the Company or any Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     SECTION 2.08. Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person now or previously employed or engaged as a consultant by the Company or any Subsidiary has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or, to the best of the Company's knowledge, may be utilizing any trade secret or proprietary information or documentation of such third party or violated any confidential relationship which such person may have had with such third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company or any Subsidiary or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or any Subsidiary which reasonably suggests that such a claim might be contemplated. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company or any Subsidiary as officers, employees or agents by any officer, director or key employee of the Company or any Subsidiary, or the conduct of the business of the Company or any Subsidiary, will conflict with or result in a breach of the terms, conditions provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated. For purposes of the preceding sentence, the conduct of the business of the Company means providing, directly or indirectly, administrative services to dental practices, owning and leasing to providers of dental services the fixed assets used to provide such services, and contracting with HMO's, health plans, insurers or other third-party payors for the delivery of dental services by affiliated dental professionals.

     SECTION 2.09. Title to Properties. The Company and each Subsidiary has good and marketable title to its properties and assets reflected on the Pro Forma Balance Sheet or acquired by it since the date of the Pro Forma Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of that balance sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or any Subsidiary.

     SECTION 2.10. Leasehold Interests. Each lease or agreement to which the Company or any Subsidiary is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the Company or the Subsidiary thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any Subsidiary under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. Possession of such property by the Company or the applicable Subsidiary has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company or such Subsidiary adverse to its rights in such leasehold interests.

     SECTION 2.11. Insurance. The Company and each Subsidiary holds valid policies covering all of the insurance required to be maintained by it under
Section 5.07 hereof.

     SECTION 2.12. Taxes. The Company and each Subsidiary has filed all tax returns, federal, state, county and local, required to be filed by it and the Company or the Subsidiary has paid all taxes shown to be due by such returns as well as other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company or any Subsidiary has become obligated pursuant to elections made by the Company in accordance with GAAP have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of either the Company or any Subsidiary have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the federal, state, county or local taxes of the Company or any Subsidiary is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. Neither the Company nor any of its stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

     SECTION 2.13. Other Agreements. Except as set forth in the documents to be executed in connection with the transactions contemplated by this Agreement and the Stockholders' Agreement, neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral contract or instrument or, to the knowledge of the Company, other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral:

         (a) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

         (b) contract or other commitment with any supplier containing any provision permitting any party other than the Company or such Subsidiary to renegotiate the price or other terms pursuant to which the Company or any Subsidiary has or is expected to purchase in excess of $10,000 worth of products or services during any 12-month period;

         (c) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

         (d) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or any Subsidiary, except normal severance arrangements and accrued vacation pay;

         (e) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary (other than group insurance plans applicable to employees generally);

         (f) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any Subsidiary;

         (g)  guaranty of any obligation for borrowed money or otherwise;

         (h) voting trust or agreement, stockholders agreement (except for the Stockholders' Agreement), pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement (except for this Agreement and the Stockholders' Agreement) relating to any securities of the Company or any Subsidiary;

         (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

         (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities (except pursuant to this Agreement or the Stockholders' Agreement);

         (k) assignment, license or other agreement with respect to any form of intangible property;

         (l) agreement under which it has granted any person any registration rights, other than the Stockholders' Agreement;

         (m) agreement under which it has limited or restricted its right to compete with any person in any respect;

         (n) other contract or group of related contracts with the same party involving more than $10,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of 30 days or less; or

         (o) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), if the Company were registering securities under the Securities Act.

To the best of the Company's knowledge, the Company and each Subsidiary and each other party thereto have, in all material respects, performed all the obligations required to be performed by them to date, have received no notice of default and are not in default, in any material respect (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company or any Subsidiary is a party or by which it or its property may be bound. Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement in all material respects, and neither the Company nor any Subsidiary has any knowledge of any breach nor has it received any written notice of any anticipated breach by the other party to any contract or commitment to which the Company or any Subsidiary is a party. The Company is not in violation of any provision of the Charter or its bylaws. No Subsidiary is in violation of any provision of its charter or bylaws or other organizing documents.

     The Company has provided to the Purchasers a list of all management level employees of the Company and of each Subsidiary indicating their current total annual compensation.

     SECTION 2.14. Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company or any Subsidiary or of which the Company or any Subsidiary is a licensor or licensee or in which the Company or any Subsidiary has any right, and in each case a brief description of the nature of such right. The Company and each Subsidiary owns or possesses adequate licenses or other rights to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as currently planned to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company or any Subsidiary infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company or any Subsidiary, or which the Company or any Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as set forth in Schedule II, neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     SECTION 2.15. Loan Advances. Neither the Company nor any Subsidiary has any outstanding loans or advances to any person nor is it obligated to make any such loans or advances, except, in each case, for advances to its employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or the Subsidiary.

     SECTION 2.16. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 2.17. Significant Suppliers. No supplier which is material to the Company or any Subsidiary has terminated, materially reduced or, to the knowledge of the Company, threatened to terminate or materially reduce its provision of products or services to the Company or any Subsidiary.

     SECTION 2.18. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Stockholders' Agreement, the issuance, sale and delivery of the Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to Federal and state securities laws (all of which filings have been or, with respect to those filings which may be duly made after the applicable Closing will be, made by or on behalf of the Company) in connection with the sale of the Shares and (ii) with respect to the Stockholders' Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to Federal and state securities laws.

     SECTION 2.19. Disclosure. This Agreement (except with regard to any statements made by the Purchasers), including any Schedule or Exhibit to this Agreement, contains no untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading. None of the written statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby, when read together and in light of the circumstances in which they were made, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could reasonably be expected materially and adversely to affect the business, prospects, financial condition, operations, property or affairs of the Company.

     SECTION 2.20. Offering of the Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares has offered the Shares for sale to, or solicited any offer to buy the Shares from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     SECTION 2.21. Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.22. Officers. Set forth in Schedule II is a list of the names of the directors and officers of the Company and each Subsidiary, together with the title or job classification and total current annual compensation of each such person. None of such persons has an employment agreement or understanding, whether oral or written, with the Company or any Subsidiary, which is not terminable on notice by the Company or such Subsidiary without cost or other liability to the Company or such Subsidiary. None of such persons has, during the past ten years, been arrested for or convicted of any material crime or filed a petition to take advantage of any laws relating to bankruptcy, insolvency, reorganization or composition or adjustment of debts or consented to or failed to contest any petition filed against him in an involuntary case under such laws or applied for, consented to or failed to contest the appointment of a receiver, custodian, trustee or the like of a substantial part of his assets, nor has he been an officer or director of any entity taking or being subject of any such action.

     SECTION 2.23. Transactions With Affiliates. No director, officer, employee or stockholder of the Company or any Subsidiary, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is presently or contemplated to be a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

     SECTION 2.24. Employees. Each of Halpert and Sardegna (as each is defined herein) has executed a confidentiality agreement with the Company, which is in full force and effect. No officer or key employee of the Company or any Subsidiary has advised the Company or the Subsidiary (orally or in writing) that he intends to terminate employment with the Company or the Subsidiary. To the best of the Company's knowledge, it and each Subsidiary has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and, if applicable, with the Employee Retirement Income Security Act of 1974, as amended.


                                ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally represents and warrants to the Company that:

         (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Shares or the Conversion Shares;

         (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

         (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

         (d) the Shares being purchased by it and the Conversion Shares into which those Shares are convertible are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

         (e) it understands that (i) the Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or Section 3(b) thereof or Rule 505 or 506 promulgated thereunder, (ii) the Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

         (f) it is validly existing under the laws of the jurisdiction of its organization and the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, state law or its charter or other organizing documents;

         (g) it has the full right, power and authority to execute this Agreement and the Stockholders' Agreement and to perform its obligations hereunder and thereunder;

         (h) the execution, delivery and performance by the Purchasers of this Agreement and the Stockholders, Agreement have been duly authorized by all requisite corporate or other action; and

         (i) assuming the due execution and delivery by the other parties thereto, this Agreement and the Stockholders' Agreement constitute the legal, valid and binding obligations of each of the Purchasers, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and equitable remedies, and to the extent that the indemnification provisions contained in the Stockholders'

Agreement may be limited by applicable Federal or state securities laws.


                                   ARTICLE IV

                           CONDITIONS TO THE CLOSING


    SECTION 4.01. Conditions to the Obligations of the Purchasers. The obligations of each Purchaser under Section 1.01 are, at its option, subject to the satisfaction, on or before the date of the Closing, or waiver, of the following conditions:

         (a) Opinion of Company's Counsel. The Purchasers shall have received from Piper & Marbury L.L.P., counsel to the Company, an opinion dated such date, substantially in the form set forth as Exhibit D attached hereto.

         (b) Performance. (i) The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at such date, (ii) all of the representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects as though made on and as of such date, and
(iii) the Chairman and Chief Executive Officer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Section 4.01 have been satisfied.

         (c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (d) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

            (i) (A) the Charter, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the "SDAT"), which Charter shall be in all respects satisfactory to the Purchasers and shall contain the terms of the Preferred Stock agreed upon by the parties hereto, and (B) a certificate of the SDAT dated as of a recent date as to the active status of the Company and listing all documents of the Company on file with the SDAT;

            (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated such date and certifying: (A) that attached thereto is a true and complete copy of the bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the board of directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Stockholders' Agreement, the issuance, sale and delivery of the Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Stockholders' Agreement;
    (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency of each officer of the Company executing this Agreement and the Stockholders' Agreement, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency of the officer signing the certificate referred to in this clause
    (ii); and

            (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company or any Subsidiary as the Purchasers or their counsel may reasonably request.

         (e) The Stockholders' Agreement. The Company and the other parties to the Stockholders' Agreement (other than the Purchasers) shall have executed and delivered the Stockholders' Agreement in substantially the form of Exhibit A attached hereto.

         (f) Charter. The Charter shall be as set forth in Exhibit B hereto.

         (g) Transaction Fees and Expenses. The Company shall have (i) reimbursed the Purchasers, in accordance with Section 6.01 the reasonable fees and disbursements of each Purchaser's counsel invoiced at the Closing and (ii) paid to each Purchaser by certified check or such other payment method agreed to by such Purchaser and the Company an aggregate commitment fee of $25,000, payable in the amount of $16,667 to Grotech and $8,333 to Merchant.

         (h) Purchases by the Purchasers. The Purchasers shall purchase in the aggregate 40,154 of the Shares for an aggregate purchase price of $3,000,000.

         (i) Employment Agreements. The Company shall have entered into employment agreements and confidentiality and non-competition agreements with each of Lawrence F. Halpert ("Halpert") and Carl J. Sardegna ("Sardegna"), in each case in form and substance reasonably acceptable to the Purchasers.

         (j) Due Diligence. The Purchasers shall have discovered nothing during their due diligence review of the Company that would cause them, in their sole good faith discretion, not to purchase the Shares.

         (k) Management Services Agreement. The Company or a Subsidiary of the Company will have entered into a Management Services Agreement with Halpert & Associates, P.A. in form and substance reasonably satisfactory to the Purchasers.

         (l) Additional Agreements. The Company shall have delivered such other agreements and instruments as the Purchasers shall have reasonably requested.

All such documents shall be reasonably satisfactory in form and substance to the Purchasers and their counsel.

    SECTION 4.02. Conditions to the Obligations of the Company. The obligations of the Company under Section 1.01 hereof are, at its option, subject to the satisfaction, on or before the date of the Closing, or waiver, of the following conditions:

         (a) Stockholders' Agreement. The Purchasers shall have accepted the terms of and executed and delivered the Stockholders' Agreement.

         (b) Purchases by the Purchasers. Both Purchasers shall be prepared to consummate the purchase of the Shares to be purchased at the Closing in accordance with the terms of this Agreement.

         (c) Additional Agreements. The Purchasers shall have delivered such other agreements and instruments as the Company shall have reasonably requested.

All such documents shall be reasonably satisfactory in form and substance to the Company and its counsel.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY


    The Company covenants and agrees with each Purchaser that so long as any Shares or Conversion Shares are outstanding and owned by such Purchaser (or, if occurring prior thereto, with respect to Sections 5.02, 5.03, 5.04, 5.07,
5.08 and 5.14, until such time as the Company successfully completes an underwritten initial public offering of its common stock in which the post-offering equity valuation of the Company exceeds $50 million (an "IPO")):

    SECTION 5.01. Financial Information and Inspection Rights. Until the earlier of such time that the Company completes a firm commitment underwritten public offering of its securities under the Securities Act or it is required to file reports with the Commission pursuant to the provisions of Section 15(d) of the Securities Exchange Act of 1934, as amended, it shall furnish to each Purchaser:

         (a) within 120 days after the end of each fiscal year, a consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows, showing the financial position and results of operation of the Company and its consolidated Subsidiaries for the fiscal year then ended, prepared in accordance with GAAP and certified commencing with the year ending December 31, 1995, by a nationally recognized accounting firm selected by the board of directors of the Company and reasonably acceptable to the Purchasers;

         (b) within 45 days after the end of each quarter of each fiscal year a consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows, showing the financial position and results of operations of the Company and its consolidated Subsidiaries, unaudited but prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of notes, and certified by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter (with comparisons to the Company's budget for such period), in each case, if available, with comparative statements for the prior fiscal year;

         (c) within 30 days after the end of each month of each fiscal year a consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows, showing the financial position and results of operations of the Company and its consolidated Subsidiaries, unaudited but prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of notes, and certified by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month (with comparisons to the Company's budget for such period), in each case, if available, with comparative statements for the prior fiscal year;

         (d) within 60 days prior to the start of each fiscal year, consolidated capital and operating expense budgets (the "Budgets"), cash flow projections and income and loss projections for the Company in respect of such fiscal year and each of the two subsequent fiscal years and a projected consolidated balance sheet at the end of each year, all itemized in reasonable detail, and, promptly after preparation, any revisions to any of the foregoing, all of which will be in form and substance acceptable to the Purchasers;

         (e) at the time of delivery of each annual and quarterly statement pursuant to Section 5.01(a) and (b) hereof, a certificate executed by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, stating that he has reviewed this Agreement and the Charter and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Charter or, if such officer has such knowledge, specifying such default and the nature thereof;

         (f) at the time of delivery of each quarterly and monthly statement pursuant to Section 5.01(b) and (c) hereof, a brief management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

         (g) promptly following receipt by the Company, each audit response letter disclosing pending or threatened litigation or unasserted claims or assessments considered to be probable of assertion, any accountant's management letter and other written report submitted to the Company by its independent public auditors in connection with an annual or interim audit of the books of the Company and its Subsidiaries;

         (h) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect the Company or any Subsidiary, with copies of all pleadings filed in the same;

         (i) promptly upon sending, making available or filing the same, all press releases, reports, financial statements, returns and other material documents that the Company or any Subsidiary sends or makes available to its stockholders or directors or files with any governmental agency, including the Commission and the Internal Revenue Service;

         (j) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company or any Subsidiary as such Purchaser reasonably may request;

         (k) within 10 days after the Company becoming aware thereof, notice of any default of any nature with respect to any loans, documents or instruments regarding indebtedness or leases to which the Company or any Subsidiary is a party; and

         (l) permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company and its Subsidiaries, including their corporate and financial records, and to discuss their business and finances with officers, all at such reasonable times as may be requested by such Purchaser. Each Purchaser or representative thereof shall maintain the confidentiality of all information acquired by them in exercising such rights.

    SECTION 5.02. Right of First Refusal on Company Offerings/Right of First Refusal on Additional Financings.

         (a)  Right of First Refusal on Company Offerings

            (i) The Company shall, prior to any issuance by the Company or any Subsidiary of any of its securities (other than the issuance of Shares hereunder pursuant to Section 1.01 hereof and the issuance of securities by a Subsidiary to the Company), offer to each Purchaser by written notice the right, for a period of 30 days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Company assuming the conversion of the Shares) of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers pursuant to this Section 5.02(a) shall not apply to securities issued (A) upon conversion of any of the Preferred Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) the issuance of shares of Common Stock upon exercise of the options granted to Sardegna prior to the date of this Agreement to purchase 12,139 shares of Common Stock (the "Sardegna Options") and the issuance of up to 9,158 shares of Common Stock under the Company's 1995 Equity Participation Plan, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of any other entity, or (E) pursuant to a firm commitment underwritten public offering. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms.

            (ii) Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid 30 day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser.

            (iii) The Company shall be free at any time prior to 90 days after the date of its notice of offer pursuant to this Section 5.02(a), to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such 90 day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02(a).

         (b) Right of First Refusal on Additional Financings. The Company will notify the Purchasers as to the proposed amount and terms of any third-party equity financing or any debt financing that includes warrants, rights of conversion to or exchange for capital stock, contingent pay-out or any other equity features for the Company or any Subsidiary at least 30 days prior to offering participation in such financing to any other entity. During such 30 day period, the Company will negotiate in good faith with the Purchasers as to the amount, and the terms, of participation in such financing by the Purchasers. The Purchasers shall have the first right to participate in all or any portion of such financing. The Company shall be free to offer any portion of the financing to which the Purchasers have not subscribed during such 30 day period to outside investors on the same terms and subject to the same conditions as offered to the Purchasers, provided that no such offering may be provided to any third-party on more favorable terms than those offered to the Purchasers without again complying with this
Section 5.02(b). Further, if any such proposed financing is not consummated within 90 days from the date such offering was accepted or rejected by the Purchasers, the Company may not consummate such offering without again complying with this Section 5.02(b).

    SECTION 5.03. Net Worth Covenant. The Company shall (i) at all times prior to the third anniversary of the date of the Closing, cause the amount by which the assets of the Company and its Subsidiaries exceed their liabilities ("Consolidated Net Worth"), determined on a consolidated basis in accordance with GAAP, to be greater than $1,000,000, and (ii) on and after such third anniversary and prior to the fourth anniversary of the date of the Closing, cause Consolidated Net Worth to be greater than $2,000,000, and
(iii) on such fourth anniversary and at all times thereafter cause Consolidated Net Worth to be greater than $$3,000,000.

    SECTION 5.04. Acquisition Policy. The Company and its board of directors shall maintain a written policy articulating the goals and strategies of the Company with respect to acquisitions of dental practices or other businesses or entities, which policy shall be in all respects reasonably satisfactory to the Purchasers. The Company shall not materially deviate from the approved policy without the prior written approval of the Purchasers. A copy of that policy as in effect on the date of this Agreement is attached hereto as Exhibit E.

    SECTION 5.05. Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares.

    SECTION 5.06. Corporate Existence. Except as contemplated hereunder, the Company shall maintain its corporate existence, rights and franchises in full force and effect.

    SECTION 5.07. Properties, Business, Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, and the Company shall use its best efforts to obtain and maintain key man term life insurance on the life of Halpert in the amount of at least $3 million. All of such insurance shall be reasonably satisfactory in all respects to the Purchasers. The Company and its Subsidiaries shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If the Company or any of its Subsidiaries shall receive proceeds from such policies resulting from any event or related series of events in an amount in excess of $1 million, the Company will permit the Purchasers to elect, within 90 days of the Company's receipt of proceeds, to have cash proceeds applied to the repurchase by the Company from the Purchasers of any Shares then held by the Purchasers for an amount per share equal to the liquidation payment to which the holder thereof would then be entitled.

    SECTION 5.08. Board of Directors. The Company shall use its best efforts to ensure that meetings of the Board are held at least once every two months. The Board shall consist of eight members, three of whom shall be nominated and elected by the holders of the Preferred Stock voting as a separate class in accordance with the Charter.

    SECTION 5.09. Director Liabilityy. The Company shall at all times maintain provisions in the Charter and its bylaws indemnifying all directors against liability and limiting the liability to the Company of all directors to the maximum extent permitted under the laws of the State of Maryland.

    SECTION 5.10. Proprietary Information Agreements. The Company shall use its best efforts to obtain a confidentiality agreement in form reasonably satisfactory to the Purchasers from all present and future officers and key employees who will have access to confidential information of the Company or any Subsidiary upon their employment by the Company or such Subsidiary.

    SECTION 5.11. Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, including applicable environmental laws.

    SECTION 5.12. Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and shall cause each Subsidiary to comply, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

    SECTION 5.13. Restrictive Agreements Prohibited. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement or the Stockholders' Agreement.

    SECTION 5.14. Negative Covenants. Except as set forth in this Agreement and the Stockholders' Agreement, the Company will not and will not permit any Subsidiary to:

         (a) redeem any shares of its capital stock or pay dividends or make any cash or other distributions to its stockholders, except dividends or other distributions on the Preferred Stock, and except that this prohibition will not apply to distributions on capital stock of Subsidiaries provided that such capital stock is owned by the Company;

         (b) sell or otherwise dispose of any assets of the Company or any Subsidiary, except in the ordinary course of its business;

         (c) acquire any assets or other capital items during any fiscal year having an aggregate value in excess of the amounts budgeted for such year in the Budgets most recently delivered to the Purchasers;

         (d) make any acquisitions of dental practices or other businesses or entities except as contemplated by the Budgets for the period and by the acquisition policy most recently agreed to with the Purchasers pursuant to
Section 5.04;

         (e) except for transactions contemplated by this Agreement, enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions which are no less favorable than could be obtained with an independent third party in an arm's-length transaction and which are approved by a majority of the disinterested directors of the Company;

         (f) take any formal action by its board of directors or stockholders to merge or consolidate with another corporation or entity or dissolve or otherwise liquidate;

         (g) change the location nature of its business operations, or invest any funds in any concern or entity not strictly related to its business;

         (h) alter its corporate structure so that a change of control occurs or make any loans (other than to a Subsidiary), guarantees (except with respect to indebtedness of a Subsidiary) or enter into any joint ventures or invest in any partially owned Subsidiaries (except for HealthMaster, Inc.);

         (i) issue or sell any capital stock, options, convertible debt, or redeem the same, issue or grant any stock appreciation rights or other rights in or to stock (except upon exercise of the Sardegna Options and except for up to 9,158 shares of Common Stock pursuant to the Company's 1995 Equity Participation Plan);

         (j) enter into any contracts not in the ordinary course of its business;

         (k) incur any indebtedness for money borrowed, other than (i) indebtedness incurred to finance short-term working capital needs and (ii) purchase money indebtedness (up to the amount of the purchase price or capital expenditure paid) incurred in connection with acquisitions of assets and capital expenditures;

         (l)  terminate the employment agreement with Halpert;

         (m) except as provided in the employment agreements between the Company and each of Halpert and Sardegna as in effect on the date of the Closing (which agreements shall not be amended without the prior written consent of the Purchasers) and except for salary increases and bonuses to individuals in the ordinary course of business as recommended from time to time by a compensation committee of the Board (which committee will be maintained at all times and on which a member of the Board designated by the Purchasers will sit) and as approved by the Board, increase the salary of any management employee, or enter into any incentive compensation or other bonus arrangement with any employee;

         (n)  increase the size of the Board; or

         (o)  alter, amend or breach any provision of its Charter or bylaws.

Notwithstanding the foregoing, the Company will be permitted to enter into any transaction that would otherwise be prohibited by this Section 5.14 if, as a result thereof, all of the Shares and the Conversion Shares then held by the Purchasers would be purchased or redeemed for cash and for an amount that would provide to the Purchasers a compounded internal rate of return of at least (i) 60% if such transaction occurs on or before the first anniversary of the Closing, (ii) 50% if such transaction occurs after the first anniversary of the Closing and on or before the second anniversary thereof, and (iii) 40% if such transaction occurs after the second anniversary of the Closing. For purposes of calculating the applicable rate of return, a year of 12 30-day months will be used with monthly compounding. No provision of this Section 5.14 will prohibit the Company from taking such steps as are necessary in connection with the successful completion of an IPO.

                                   ARTICLE VI

                                  MISCELLANEOUS

    SECTION 6.01. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, (i) that, if the Closing shall occur, the Company shall pay the (a) reasonable fees and disbursements of each Purchaser's counsel in accordance with Section 4.01(g)(i), each Purchaser being entitled to retain separate counsel if either of them in their discretion considers it appropriate, and (b) reasonable out-of-pocket expenses of the Purchasers.

    SECTION 6.02. Survival of Agreements. All covenants, agreements, representations and warranties made herein, in the Stockholders' Agreement or in any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the Stockholders' Agreement shall survive the execution and delivery of this Agreement, the Stockholders' Agreement, the issuance, sale and delivery of the Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

    SECTION 6.03. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

    SECTION 6.04. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Preferred Shares or the Conversion Shares.

    SECTION 6.05. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by overnight express mail or mailed by certified or registered mail, return receipt requested, addressed as follows:

         (a)  If to the Company:

              Lawrence F. Halpert, Chairman
              DentalCo, Inc.
              Lake Falls Professional Building
              6115 Falls Road
              Baltimore, Maryland  21209

              with a copy to:

              Wilbert H. Sirota, Esquire
              Piper & Marbury L.L.P.
              36 South Charles Street
              Baltimore, Maryland  21201
              and

         (b) If to either Purchaser, at the address of such Purchaser set forth in Schedule I with a copy to:

              J.W. Thompson Webb, Esquire
              Miles & Stockbridge
              10 Light Street
              Baltimore, Maryland  21202

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

    SECTION 6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

    SECTION 6.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, together with the Stockholders' Agreement and other agreements referenced by this Agreement, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

    SECTION 6.08. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    SECTION 6.09. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the shares of Common Stock issued or issuable upon conversion of the Shares.

    SECTION 6.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

    SECTION 6.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

    SECTION 6.12. Recitals. The Recitals hereto are specifically made a part of this Agreement.

    SECTION 6.13. Knowledge. References in this Agreement to the best of the Company's knowledge shall mean to the best of the Company's knowledge after due investigation.

    SECTION 6.14. Existing Life Insurance. The parties to this Agreement will negotiate in good faith to agree, as soon as practicable after the date of the Closing, on a method pursuant to which the life insurance policies identified on Schedule IV to this Agreement will be transferred to the respective insureds under each policy in a manner that will preserve for the Company value not less than the cash surrender value of each policy determined as of the date of the Closing. The Company will not transfer the policies unless the proposed arrangements for transfer have been approved by the Purchasers. The Purchasers acknowledge that, after such transfer, the Company will, if and for as long as the Board of Directors of the Company approves, pay the premiums on the policies on behalf of the insureds (plus payment to the insureds of the amount necessary to gross them up for the income tax effect of paying the premiums on their behalf), provided that the cost to the Company for such payments (and gross-up) does not exceed $134,000 per annum. The Purchasers agree that, prior to an IPO, each of them will instruct each member of the Board of Directors of the Company designated by the Purchasers to vote in favor of such payments (or in favor of any agreement between the Company and the insureds providing for such payments), provided that at the time of such payments the applicable insured is employed by Halpert & Associates, P.A. (or its successor, "H&A") and H&A and the Company continue to be parties to the Management Services Agreement.

    SECTION 6.15. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

    IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.



                                       DENTALCO, INC.


                                       By: /s/ LAWRENCE F. HALPERT  (SEAL)
                                          -------------------
                                       Name: Lawrence F. Halpert
                                       Title: Chairman/CEO


                                       PURCHASERS:

                                       GROTECH PARTNERS IV, L.P.

                                       By:  GroTech Capital Group, IV,
                                            Inc., General Partner


                                       By:                   (SEAL)
                                          -------------------
                                          Hugh A. Woltzen
                                          Managing Director


                                       MERCHANT PARTNERS, L.P.

                                       By:  Merchant Advisors, L.P.,
                                              General Partner

                                            By:  Merchant Development Corp.,
                                                   General Partner

                                            By:                    (SEAL)
                                               -------------------
                                               Raymond Bank
                                               President

    IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.



                                       DENTALCO, INC.


                                       By:                   (SEAL)
                                          -------------------
                                       Name:
                                       Title:


                                       PURCHASERS:

                                       GROTECH PARTNERS IV, L.P.

                                       By:  GroTech Capital Group, IV,
                                            Inc., General Partner


                                       By: /s/ HUGH A. WOLTZEN  (SEAL)
                                          -------------------
                                          Hugh A. Woltzen
                                          Managing Director


                                       MERCHANT PARTNERS, L.P.

                                       By:  Merchant Advisors, L.P.,
                                              General Partner

                                            By:  Merchant Development Corp.,
                                                   General Partner

                                            By: /s/ RAYMOND BANK  (SEAL)
                                               -------------------
                                               Raymond Bank
                                               President